Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stanley Furniture Company, Inc.
High Point, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-45402, 333-150369, and 333-182777) of Stanley Furniture Company, Inc. of our reports dated February 23, 2016 relating to the financial statements, financial statement schedule and the effectiveness of Stanley Furniture Company, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP
Raleigh, North Carolina
February 23, 2016